CREF Explanatory Statement to Form N-SAR for the period ended December 31, 2014


77 Q1 OTHER EXHIBITS

77 C.  MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

On July 15, 2014, the College Retirement Equities Fund
(CREF) held a special meeting of participants so that its Participants could consider and vote upon certain matters, in accordance with the terms of the Proxy
Statement on Schedule 14A, incorporated herein by reference, filed by CREF with the Securities and Exchange
Commission (SEC) on June 10, 2014, File No. 811-04415.
A summary of these matters and the results of the participants' meeting are included in CREF's
December 31, 2014 annual report, which is included in CREF's 2014 annual Form N-CSR filing with the SEC.